Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement No. 333-214922, as amended, on Form N-2 of our report dated January 19, 2017 relating to the financial statements of BlackRock 2022 Global Income Opportunity Trust (the “Trust”), appearing in the Statement of Additional Information, and to references to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 25, 2017